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EXHIBIT 23(c)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCBT Financial Companies, Inc.:

        We consent to the incorporation by reference in the registration statement on Form S-4 filed by Banknorth Group, Inc. related to the registration of shares to be issued in connection with the acquisition of CCBT Financial Companies, Inc. by Banknorth Group, Inc. of our report dated January 30, 2003 (except for Note 11, as to which the date is March 5, 2003), relating to the consolidated balance sheets of CCBT Financial Companies, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of income, cash flows, comprehensive income and changes in stockholders' equity for each of the years then ended, which report appears in the December 31, 2002 annual report on Form 10-K of CCBT Financial Companies, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
February 23, 2004

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INDEPENDENT AUDITORS' CONSENT